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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of the report of Price Waterhouse Auditores, S.A., report dated February 20, 1998, as a predecessor firm of PricewaterhouseCoopers Auditores, S.L., relating to the financial statements of Telecomunicaciones Marinas, S.A.U. as of December 31, 1997, and for the year ended December 31, 1997, which is included in Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-32134), filed with the Securities and Exchange Commission.

                                          /s/ PricewaterhouseCoopers
                                          Auditores, S.L.

Madrid, Spain
July 26, 2000